Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Announces
 Fiscal 2017 Third Quarter Financial Results

~ Company Raises Full-Year Guidance ~

HARRISBURG, PA – December 6, 2017 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) today announced financial results for the third quarter ended October 28, 2017.

Third Quarter Summary:

•	Total net sales increased 17.9% to $238.1 million;

•	Comparable store sales increased 2.1%;

•	The Company opened 15 new stores during the quarter, ending the quarter with a total of 265 stores in 20 states, an increase in store count of 14.2% year over year;

•	Operating income increased 29.8% to $24.2 million;

•	Net income increased 80.3% to $18.9 million and Net income per diluted share increased 70.6% to $0.29;

•	Adjusted net income(1) increased 31.3% to $14.2 million and Adjusted net income per diluted share(1) increased 29.4% to $0.22; and

•	Adjusted EBITDA(1) increased 23.8% to $29.2 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We are very pleased with our third quarter performance and the continuing momentum in our business. Strong deal flow, great new store performance, and tight expense control drove our record results. In the third quarter, we once again exceeded our sales and earnings expectations, delivering a sales increase of 18% and a 31% increase in adjusted net income.  We believe we are well-positioned for the remainder of the holiday season, including Ollie’s Army Night on December 10, 2017.  As we look ahead, we will maintain our focus on consistent execution, just as we have for 35 years.  We know that Everyone Loves a Bargain! and this will never go out of style.”

(1)
Adjusted operating income, Adjusted net income, Adjusted net income per diluted share, EBITDA, and Adjusted EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see the reconciliation of GAAP to non-GAAP tables included later in this release.

Third Quarter Results

Net sales increased 17.9% to $238.1 million in the third quarter of fiscal 2017 from $202.0 million in the third quarter of fiscal 2016. The increase in net sales was driven by a 2.1% increase in comparable store sales and increased store count compared to the third quarter of fiscal 2016. The Company opened 15 stores in the third quarter of fiscal 2017 and ended the quarter with 265 stores, compared to 232 stores at the end of the third quarter of fiscal 2016.

Gross profit increased 16.4% to $98.0 million in the third quarter of fiscal 2017 from $84.2 million in the third quarter of fiscal 2016. Gross margin decreased 50 basis points to 41.2% in the third quarter of fiscal 2017 from 41.7% in the third quarter of fiscal 2016. The decrease in gross margin is due to decreased merchandise margins partially offset by favorable supply chain costs as a percentage of net sales.

Operating income increased 29.8% to $24.2 million in the third quarter of fiscal 2017 from $18.6 million in the third quarter of fiscal 2016. As a percentage of net sales, operating income increased 100 basis points to 10.2% in the third quarter of fiscal 2017.  Excluding $0.6 million of transaction related expenses incurred in the third quarter of last year, Adjusted operating income increased 25.9% and 70 basis points as a percentage of net sales.

Net income increased 80.3% to $18.9 million, or $0.29 per diluted share, in the third quarter of fiscal 2017 from $10.5 million, or $0.17 per diluted share, in the third quarter of fiscal 2016.  Adjusted net income (1), which excludes income tax benefits due to the accounting change for stock-based compensation in the current year and transaction related expenses net of taxes in the prior year, increased 31.3% to $14.2 million, or $0.22 per diluted share, in the third quarter of fiscal 2017 from $10.8 million, or $0.17 per diluted share, in the third quarter of fiscal 2016.

Adjusted EBITDA(1) increased 23.8% to $29.2 million, or 12.3% of net sales, in the third quarter of fiscal 2017 from $23.6 million, or 11.7% of net sales, in the third quarter of fiscal 2016. Adjusted EBITDA excludes non-cash stock-based compensation expense, non-cash purchase accounting items and transaction related expenses.

Balance Sheet and Cash Flow Highlights

The Company’s cash balance as of the end of the third quarter of fiscal 2017 was $42.2 million compared to $36.0 million at the end of the third quarter of fiscal 2016.  The Company had no borrowings under its $100.0 million revolving credit facility and $98.5 million of availability under the facility at the end of the third quarter of fiscal 2017. The Company ended the third quarter of fiscal 2017 with total borrowings of $126.7 million compared to $196.5 million at the end of the third quarter of fiscal 2016.  Subsequent to quarter-end, on November 21, 2017 the Company paid down $30 million in term loan debt, resulting in a term loan debt balance of $96.3 million.

Inventory at the end of the third quarter of fiscal 2017 increased 18.1% to $284.3 million compared to $240.8 million at the end of the third quarter of fiscal 2016, primarily due to new store growth and timing of deal flow.

Capital expenditures in the third quarter of fiscal 2017 totaled $6.5 million compared to $4.3 million in the third quarter of fiscal 2016.

Outlook

Based on actual year-to-date results and expectations for the fourth quarter, Ollie’s currently estimates the following results for the fiscal year ending February 3, 2018:

•	Total net sales of $1.062 billion to $1.065 billion;

•	Comparable store sales growth of 2.0% to 2.5%;

•	The opening of 34 new stores and no planned closures;

•	Operating income of $131.0 million to $132.0 million;

•	Net income per diluted share of $1.36 to $1.37;

•	Excluding the loss on extinguishment of debt and income tax benefits due to the accounting change for stock-based compensation, Adjusted net income per diluted share(2) of $1.21 to $1.22;

•	Estimated weighted diluted average shares outstanding of 65.0 million; and

•	Capital expenditures of $18.5 million to $20.0 million.

Conference Call Information

A conference call to discuss the fiscal 2017 third quarter financial results is scheduled for today, December 6, 2017 at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #5199749. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations Web site for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories.  We currently operate 268 store locations in 20 states across the Eastern portion of the United States. For more information, visit www.ollies.us.

(2)
Adjusted net income per diluted share is not a measure recognized under GAAP.  For a definition of Adjusted net income per diluted share, please see the disclosures related to the reconciliation of GAAP to non-GAAP tables elsewhere in this release. The $0.15 per diluted share difference between the guidance ranges for Net income per diluted share and Adjusted net income per diluted share reflects exclusion of the loss on extinguishment of debt and income tax benefits due to the change in accounting for stock-based compensation incurred and reported for the thirty-nine weeks ended October 28, 2017.  The Company cannot predict future transaction related estimates without unreasonable effort and therefore excludes any such estimates from its outlook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including pending tax legislation and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; the risks associated with doing business with international manufacturers; risks associated with the timely and effective deployment and protection of computer and electronic systems; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
203-682-8200
John.Rouleau@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Condensed consolidated statements of income data:
Net sales	$238,116	$201,985	$720,363	$606,960
Cost of sales	140,127	117,795	429,213	359,941
Gross profit	97,989	84,190	291,150	247,019
Selling, general and administrative expenses	68,124	60,522	195,633	173,068
Depreciation and amortization expenses	2,503	2,142	7,150	6,188
Pre-opening expenses	3,152	2,879	7,005	6,152
Operating income	24,210	18,647	81,362	61,611
Interest expense, net	1,143	1,405	3,601	4,540
Loss on extinguishment of debt	-	-	397	-
Income before income taxes	23,067	17,242	77,364	57,071
Income tax expense	4,205	6,781	19,824	21,727
Net income	$18,862	$10,461	$57,540	$35,344
Earnings per common share:
Basic	$0.31	$0.17	$0.94	$0.59
Diluted	$0.29	$0.17	$0.89	$0.57
Weighted average common shares outstanding:
Basic	61,488	60,301	61,187	60,005
Diluted	65,102	62,515	64,794	62,247

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	58.8	58.3	59.6	59.3
Gross profit	41.2	41.7	40.4	40.7
Selling, general and administrative expenses	28.6	30.0	27.2	28.5
Depreciation and amortization expenses	1.1	1.1	1.0	1.0
Pre-opening expenses	1.3	1.4	1.0	1.0
Operating income	10.2	9.2	11.3	10.2
Interest expense, net	0.5	0.7	0.5	0.7
Loss on extinguishment of debt	—	—	0.1	—
Income before income taxes	9.7	8.5	10.7	9.4
Income tax expense	1.8	3.4	2.8	3.6
Net income	7.9%	5.2%	8.0%	5.8%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	October 28, 2017	October 29, 2016
Current assets:
Cash and cash equivalents	$42,164	$35,961
Inventories	284,331	240,767
Accounts receivable	990	283
Prepaid expenses and other assets	3,882	5,363
Total current assets	331,367	282,374
Property and equipment, net	53,632	46,890
Goodwill	444,850	444,850
Trade name and other intangible assets, net	232,723	233,070
Other assets	2,256	2,400
Total assets	$1,064,828	$1,009,584
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$8,882	$5,091
Accounts payable	70,618	58,011
Income taxes payable	5,731	-
Accrued expenses	45,691	43,211
Total current liabilities	130,922	106,313
Revolving credit facility	-	-
Long-term debt	117,120	190,105
Deferred income taxes	88,011	85,982
Other long-term liabilities	6,943	5,332
Total liabilities	342,996	387,732
Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	578,891	560,872
Retained earnings	142,965	61,005
Treasury - common stock	(86)	(86)
Total stockholders’ equity	721,832	621,852
Total liabilities and stockholders’ equity	$1,064,828	$1,009,584

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net cash provided by operating activities	$23,068	$5,847	$20,384	$4,161
Net cash used in investing activities	(6,469)	(4,236)	(15,119)	(14,218)
Net cash provided by (used in) financing activities	745	3,618	(61,784)	15,759
Net increase (decrease) during period in cash and cash equivalents	17,344	5,229	(56,519)	5,702
Cash and cash equivalents at the beginning of the period	24,820	30,732	98,683	30,259
Cash and cash equivalents at the end of the period	$42,164	$35,961	$42,164	$35,961

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). We have included the non-GAAP measures of Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from operating income, Net income and Net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the non-GAAP financial measures of Adjusted operating income to operating income, Adjusted net income to Net income, Adjusted net income per diluted share to Net income per diluted share, and EBITDA and Adjusted EBITDA to Net income, in each case the most directly comparable GAAP measure.

Adjusted operating income, as defined by us, gives effect to transaction related expenses, which we believe are unrelated to our core operating results.  Adjusted net income and Adjusted net income per diluted share give effect, net of tax, to transaction related expenses, loss on extinguishment of debt, and income tax benefits due to the accounting change for stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense, non-cash purchase accounting items, and transaction related expenses, which we do not consider representative of our ongoing operating performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations and cash flows and should therefore be considered in assessing the Company’s actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Reconciliation of GAAP operating income to Adjusted operating income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Operating income	$24,210	$18,647	$81,362	$61,611
Transaction related expenses	-	586	-	1,736
Adjusted operating income	$24,210	$19,233	$81,362	$63,347

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to Adjusted net income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income	$18,862	$10,461	$57,540	$35,344
Transaction related expenses	-	586	-	1,736
Loss on extinguishment of debt	-	-	397	-
Adjustment to provision for income taxes (1)	-	(230)	(153)	(673)
Income tax benefits due to accounting change for stock-based compensation (2)	(4,659)	-	(9,783)	-
Adjusted net income	$14,203	$10,817	$48,001	$36,407

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the effective tax rate in the quarter in which the related costs were incurred, which was 39.3% for the thirteen weeks ended October 29, 2016, 25.6% for the thirty-nine weeks ended October 28, 2017 and 38.1% for the thirty-nine weeks ended October 29, 2016.  The adjustment to the provision for income taxes includes the tax effect for the transaction related expenses and loss on extinguishment of debt.

(2)
Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update (“ASU”) 2016-09, Stock Compensation, which was in effect for the thirteen and thirty-nine weeks ended October 28, 2017.

Reconciliation of GAAP net income per diluted share to Adjusted net income per diluted share

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income per share, diluted	$0.29	$0.17	$0.89	$0.57
Adjustments as noted above per dilutive share	(0.07)	0.01	(0.15)	0.02
Adjusted net income per share, diluted (1)	$0.22	$0.17	$0.74	$0.59

Weighted-average common shares outstanding, diluted	65,102	62,515	64,794	62,247

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income	$18,862	$10,461	$57,540	$35,344
Interest expense, net	1,143	1,405	3,601	4,540
Loss on extinguishment of debt	-	-	397	-
Depreciation and amortization expenses	3,123	2,669	8,961	7,770
Income tax expense	4,205	6,781	19,824	21,727
EBITDA	27,333	21,316	90,323	69,381
Non-cash stock-based compensation expense	1,893	1,707	5,932	4,979
Non-cash purchase accounting items	(17)	(22)	(59)	(112)
Transaction related expenses	-	586	-	1,736
Adjusted EBITDA	$29,209	$23,587	$96,196	$75,984

 Key Statistics
	Thirteen weeks ended		Thirty-nine weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Number of stores open at the beginning of period	250	216	234	203
Number of new stores	15	16	31	29
Number of stores open at end of period	265	232	265	232

Average net sales per store (1)	$923	$903	$2,917	$2,839
Comparable stores sales change	2.1%	1.8%	2.8%	3.7%
Comparable store count – end of period	215	186	215	186

(1)	Average net sales per store represents the weighted average of total net sales divided by the number of stores open, in each case at the end of each week in a fiscal quarter.